EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Form S-8 (File No. 333-163009) and Form S-3 filed on March 22, 2010, of our report dated February 26, 2010 (except Note 20, as to which the date is March 22, 2010), with respect to the 2009 consolidated financial statements and schedule of Lear Corporation and subsidiaries included in this Current Report on Form 8-K filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Detroit, Michigan
March 22, 2010